UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, 27th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement

On June 3, 2021, Maven Coalition, Inc. (“Maven Coalition”), a wholly owned subsidiary of theMaven, Inc. (“Maven”), entered into an Amended Consulting Agreement (the “Amendment”) with James C. Heckman Jr. (“Consultant”), which amended and restated the Consulting Agreement, dated August 26, 2020, between the parties (the “Initial Agreement”). Pursuant to the Amendment, Consultant agreed to provide certain strategic advisory services to Maven Coalition in exchange for a monthly fee of approximately $57,895 per month (the “Monthly Fee”), beginning in February 2021 through the remainder of the term of the Amendment, or August 2022. Monthly Fee payments may be partially accelerated in the event of certain financings. In addition, Consultant’s eligibility to be retained by Maven Coalition, and provide services pursuant to the Amendment, is conditioned upon Consultant’s execution of, and not subsequently revoking, a General Release and Continuing Obligations Agreement (“GRCOA”) between Consultant, Maven, Maven Coalition, Maven Media Brands, LLC, TheStreet, Inc., and Heckman Media, LLC. The GRCOA addresses certain agreements between the parties related to certain stock options previously granted by Maven to Consultant and voting agreements related to the shares issuable upon exercise of those options. Maven also granted Consultant certain “piggyback” registration rights related to certain shares Consultant owns. Finally, the GRCOA also provides for a mutual release of claims by and against each of the parties and contains a mutual agreement to not disparage any other party to the GRCOA.

The GRCOA contemplates an amendment to that certain 2016 Stock Incentive Plan Option Agreement dated September 14, 2018 (the “Original 2016 Option”) and that certain 2019 Equity Incentive Plan Option Agreement dated April 10, 2019 (the “Original 2019 Option”). The amendment to the Original 2016 Option (the “2016 Amendment”) clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The amendment to the Original 2019 Option (the “2019 Amendment”) also clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The 2019 Amendment also changed the vesting schedule of the option to provide for immediate vesting of a portion of the option, with the remainder of the option being subject to performance-based vesting that is tied to the price of Maven’s common stock.

The foregoing is only a brief description of the respective materials terms of the Amendment, the GRCOA, the 2016 Amendment, and the 2019 Amendment, and are qualified in their entirety by reference to the forms of the Amendment, the GRCOA, the 2016 Amendment, and the 2019 Amendment to be filed as exhibits to Maven’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Consultant served as Maven’s Chief Executive Officer until August 2020; thus, Consultant qualifies as one of Maven’s named executive officers for fiscal 2020. Accordingly, the disclosure included in Item 1.01 above relating to compensation payable to Consultant are incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: June 9, 2021	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer